                                                                      EXHIBIT 11

                                   NVR, INC.
                       Computation of Earnings Per Share
               (amounts in thousands, except per share amounts)

                                                            THREE MONTHS ENDED MARCH 31,
                                                            ----------------------------
                                                                  1997          1996
                                                            -------------   ------------

1.    Net income                                                $ 5,763         $ 3,740
                                                                =======         =======

2.    Average number of shares outstanding                       12,688          15,281

3.    Shares issuable upon exercise of
      dilutive options, warrants and
      subscriptions outstanding during
      period, based on average market price                         927             115
                                                                -------         -------

4.    Shares issuable upon exercise of dilutive
      options, warrants and subscriptions
      outstanding during period, based on
      higher of average or end of period
      market price                                                1,143             115
                                                                -------         -------

5.    Average number of shares and share
      equivalents outstanding (2+ 3)                             13,615          15,396
                                                                =======         =======

6.    Average number of shares outstanding
      assuming full dilution (2 + 4)                             13,831          15,396
                                                                =======         =======

7.    Net income per share and share
      equivalents (1/5)                                         $  0.42           $0.24
                                                                =======         =======

8.    Net income per share assuming
      full dilution (1/6)                                       $  0.42           $0.24
                                                                =======         =======

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